SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. ___)

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[     ] Preliminary Information Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ X ] Definitive Information Statement

METROSPACES, INC.
(Name of Registrant as Specified in its Charter)

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Metrospaces, Inc.
888 Brickell Key Dr., Unit 1102
Miami, FL 33131
(305) 600-0407

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Metrospaces, Inc. in connection with the amendment of the Certificate of Incorporation, on or about July 24, 2015, (i) to effect a reverse stock split of the outstanding shares of its common stock, par value $0.000001 per share (“Common Stock”) at the ratio of 1 new share for every one thousand existing shares (1:1,000) (the “Reverse Stock Split”), and (ii) to increase the number of authorized shares of its Common Stock from 5,000,000,000 to 10,000,000,000 (the “Authorized Share Increase”).

On June 9, 2015, our Board of Directors adopted resolutions approving the Reverse Stock Split and the Authorized Share Increase. Under the General Corporation Law (the "GCL"), a majority of the voting power in the corporation was required to approve these resolutions. On June 9, 2015, our president and chief executive officer, Carlos Daniel Silva, our Senior Vice President, Oscar Brito, and GBS Capital Partners, Inc., who on that date collectively owned 1,200,000 shares of our Series B PIK Convertible Preferred Stock ("Series B Preferred Stock") and Mr. Brito, who is the record holder of 804,000,000 shares of Common Stock, signed stockholders’ consents approving the resolution of the Board of Directors. Since, as is more fully explained in the next paragraph, these consents comprised approximately 60.1% of the voting power of our stockholders, which exceeds the required majority of such voting power, these consents were sufficient for stockholder approval of the Reverse Stock Split and the Authorized Share Increase. The persons named in the previous sentence are collectively referred to as the “Consenting Stockholders.”

The Series B Preferred Stock and the Common Stock were entitled to vote on the Reverse Stock Split and the Authorized Share Increase as a single class. On the date when the consents were executed and delivered, there were (i) 3,783,677,219 shares of Common Stock outstanding, the holders of which were entitled to cast a like number of votes on any matter presented to the stockholders and (ii) 1,200,000 shares of Series B Preferred Stock, the holders of which were entitled to cast a number of votes equal to the number of shares of Common Stock then outstanding, or 3,783,677,219 votes, on any matter presented to the stockholders. Thus, a total of 7,567,354,438 votes could have been cast on each of the Reverse Stock Split and the Authorized Share Increase. Since the Consenting Stockholders who were holders of Series B Preferred Stock executed and delivered consents relating to 3,783,677,219 of the votes that might so be cast on the Reverse Stock Split and the Authorized Share Increase and Mr. Brito executed and delivered a consent relating to 804,000,000 such votes on these matters, stockholders who were entitled to cast 4,587,677,219 votes, or approximately 60.1% of the voting power in the Company, executed and delivered these consents and, since the GCL requires a majority of the voting power of the Company to consent to these matters, and our certificate of incorporation does not require a greater majority, the Reverse Stock Split and the Authorized Share Increase were approved.

The Reverse Stock Split and the Authorized Share Increase will be effected through the filing of a certificate of amendment to our Certificate of Incorporation (the “Certificate of Amendment”), at such time prior to December 31, 2015, as the Board of Directors may determine; however, the Board of Directors plans to file the Certificate of Amendment as quickly as shall be practicable after all regulatory measures to be taken in connection with the Reverse Stock Split and the Authorized Share Increase have been completed, including those required by the Financial Regulatory Authority, Inc. ("FINRA").

Attached to this Information Statement as Appendix A is the form of Certificate of Amendment, which will be dated as of the date on which it is delivered to the Secretary of State of the State of Delaware for filing.

No special meeting of stockholders to approve the Reverse Stock Split or the Authorized Share Increase is required because Section 228 of the GCL and Section 10 of our By-laws provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a special meeting at which all shares entitled to vote thereon were present and voted may be signed in lieu of such meeting. Because the above described consents received were sufficient in order for stockholders to approve the Reverse Stock Split and the Authorized Share Increase, we are not seeking additional consents.

Pursuant to Section 228(e) of the GCL, we are required to provide prompt notice of the taking of the above described corporate actions without a special meeting of stockholders to all stockholders who did not consent in writing to this action and who, if this action had been taken at a special meeting, would have been entitled to notice of the special meeting if the record date for notice of such special meeting had been the date on which the written consents were signed. This Information Statement serves as this notice.

This Information Statement is first being mailed on or about July 3, 2015, to stockholders of record as of that date, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). No dissenter’s rights or appraisal rights are afforded to our stockholders under the GCL as a result of the approval of the above actions or the filing of the Certificate of Amendment.

The entire cost of furnishing this Information Statement, which is estimated to be approximately $5,000, will be borne by us.

OUR PRINCIPAL STOCKHOLDERS

On June 9, 2015, our issued and outstanding voting securities consisted of 3,783,677,219 shares of Common Stock, each of which entitled the holder to cast one vote on all matters submitted to a vote of our stockholders and 1,200,000 shares of Series B Preferred Stock, which together were entitled to cast to cast a number of votes equal to the number of shares of Common Stock then outstanding, or 3,783,677,219 votes, on such matters. The following table contains information regarding record ownership of our voting securities as of that date:

  persons who own beneficially more than 5% of the outstanding voting securities, our directors,
  named executive officers, and
  all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days after from June 9, 2015, upon exercise of options, warrants or convertible securities. None of the beneficial owners named in the table below was entitled to acquire any Common Stock within 60 days after said date. The person named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

Security Ownership of Certain Beneficial Holders

	Common Stock		Preferred Stock
	Shares	Percent of Class	Shares	Percent of Class
Name and Address of Beneficial Owner[1]

Oscar Brito	804,000,000	21.2%	150,000	12.5%
Carlos Daniel Silva	---	---	600,000	50.0%
GBS Capital Partners, Inc.	---	---	450,000	37.5%
All directors and named executive officers as a group (3 persons)	804,000,000	21.2%	1,200,000	100.0%

1The address of all beneficial owners is in care of the Company at 888 Brickell Key Dr., Unit 1102, Miami, FL 33131.

THE REVERSE STOCK SPLIT

The Reverse Stock Split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will not affect the rights of the holders of Common Stock, which will be the same before and after the Reverse Stock Split.

Our Common Stock is currently quoted on the OTC Pink tier of OTC Markets Group Inc. (“OMG”) under the symbol “MSPC.” On June 9, 2015, and on July 1, 2015, the last sale price of our Common Stock was $0.0001 per share. The Board of Directors believes that current low price of our Common Stock negatively impacts its trading because such price has recently persisted at or near the minimum price at which shares are quoted on the OTC Pink tier and it is it is not as easy to buy or sell shares below the minimum price as it is to buy or sell them at or above that price. As a result, when the price for the Common Stock is at or near the minimum price, trading in these shares tends to retract or cease. In addition, the board believes that the following factors adversely affect the market for our Common Stock:

  The extremely and persistently low per-share market price of our Common Stock adversely affects investors’ perceptions of the Company as a viable business enterprise and a desirable investment.
  The extremely and persistently low per-share market price of our Common Stock impairs the acceptability of our Common Stock to potential acquisition candidates and certain members of the investing public, including institutional investors.

  Many analysts will not, or are not permitted, to initiate coverage on low-priced securities and some investors view low-priced stock as unattractive or, if they are institutional investors, are precluded from purchasing low-priced securities as a matter of policy.

  Most brokerages and/or their custodians will not accept sub-penny stock for deposit and will refuse to trade stock that was accepted for deposit if it becomes a sub-penny stock.

  Transaction costs (brokerage commissions, markups or markdowns) on very low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, which may limit the willingness of investors to purchase our Common Stock at its current price levels.

  Until the price of our Common Stock has had a minimum closing bid price of $0.01 per share for its Common Stock as of the close of business on each of the 5 consecutive trading days, the Company cannot reapply to OMG for quotation of the Common Stock on OMG’s OTCQB tier, where it once traded. The Board of Directors believes that shares that are quoted on the OTCQB tier are more attractive to investors than those quoted on the OTC Pink tier. The Board of Directors believes, but cannot assure, that, immediately after the implementation of the Reverse Stock Split, the price of the Common Stock will initially be above that level or that, if it is initially above that level, it will remain above that level. If the Common Stock becomes eligible for quotation on the OTCQB tier, the Company will consider applying for quotation thereon, but may not do so immediately or at all.

However, certain other investors may be attracted to low-priced stocks because of the greater trading volatility sometimes associated with such securities.

In addition, the Board considered the fact that the Reverse Split will have the effect of making additional shares of Common Stock available for the conversion of convertible debt and convertible preferred stock. See “The Authorized Share Increase – Purpose of Increasing the Authorized Shares of Our Common Stock – We Need Additional Shares for Awards under Our Restricted Stock Plan,” below.

After weighing these factors, the Board of Directors chose to adopt and recommend to the stockholders the Reverse Stock Split.

The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share of our Common Stock after the Reverse Stock Split may not rise or remain constant in proportion to the ratio of the Reverse Stock Split. Accordingly, the total market capitalization of Common Stock after the Reverse Stock Split may be lower than before the Reverse Stock Split and the market price of Common Stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split, as adjusted for the ratio of the Reverse Stock Split. In many cases, the total market capitalization of a company following a Reverse Stock Split is lower than before the Reverse Stock Split. We cannot be certain that the Reverse Stock Split will have a long-term positive effect on the market price of our Common Stock, among other things because conversions of debt and preferred stock may have a dilutive effect.

The Reverse Stock Split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Such stockholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split, together with the Authorized Share Increase, will make 9,996,216,323 shares of Common Stock available for issuance. As indicated below, the Company intends to issue a portion of these shares under its Restricted Stock Plan and to reserve the remainder for issuance upon the conversion of indebtedness and preferred stock into shares of Common Stock. We have no other specific plans, intentions, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available as a result of the Reverse Stock Split and the Authorized Share Increase.

Because the Reverse Stock Split results in an increased number of authorized but unissued shares of our Common Stock it could be construed as having an anti-takeover effect, but in light of the fact that holders of the Series B Preferred Stock already possess one half of the voting power in the Company, we do not believe that this is so.

The Reverse Stock Split will affect all of the holders of our Common Stock uniformly. On the effective date of the Certificate of Amendment, each stockholder will own one one-thousandth (1/1,000) of the shares of Common Stock that he previously owned, but will hold the same percentage of the outstanding shares as he held prior to the effective date of the Certificate of Amendment.

If and when implemented, the Reverse Stock Split will also have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

  the number of authorized shares of Common Stock will not change;
  the number of authorized shares of our preferred stock will not change;
  no scrip or fractional shares will be issued as a result of the Reverse Stock Split and any fractional shares which may be issuable will be rounded up to the nearest whole share;

  the per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

  the par value of the Common Stock will remain $0.000001 per share; and

  the stated capital on our balance sheet attributable to the Common Stock will be decreased in the ratio of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should not result in any recognition of gain or loss. The holding period of the shares owned after the Reverse Stock Split (the “New Shares”) will include the stockholder’s holding period for the corresponding shares of Common Stock (the “Old Shares”) owned prior to the Reverse Stock Split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear, but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our view regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept it.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he resides.

The foregoing summary is included for general information only. Stockholders should consult their own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

In compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Effective Date

The effective date for the Reverse Stock Split will be determined when the Certificate of Amendment is prepared for filing and will allow approximately 30 days in order for the FINRA to take necessary action in respect of the changes effected the Reverse Stock Split. (See below.)

Certain Regulatory Matters

When the Reverse Stock Split is effected, our Common Stock will have a new Committee on Uniform Securities Identification Procedures Number (CUSIP Number), which is a number used to identify our equity securities. The Reverse Stock Split will require processing by the FINRA pursuant to Rule 10b-17 promulgated under the Exchange Act in order for the Reverse Stock Split to be recognized in the market for trading purposes. We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the effective date of the Reverse Stock Split. If so, Common Stock will be quoted at its post-split price on the effective date.

Stock Certificates

Following the Reverse Stock Split, stock certificates representing the Old Shares will continue to be valid. In the future, new stock certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current stock certificates. After the effective date of the Reverse Stock Split, each stock certificate representing Old Shares will be deemed to represent New Shares in proportion to the Ratio. Certificates representing New Shares will be issued in due course as stock certificates representing Old Share are tendered for exchange or transfer to our transfer agent, Pacific Stock Transfer Company. We request that stockholders do not send any of their stock certificates to our transfer agent at this time. The cost of the issuance of a stock certificate representing New Shares will be borne by the stockholder requesting such issuance.

Restricted Securities

Stock certificates evidencing New Shares that are issued in exchange for Old Shares representing shares that are “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, shares will bear the same restrictive legend as the old stock certificates. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the period during which a stockholder has held his Old Shares will be included in the total holding period for his New Shares.

THE AUTHORIZED SHARE INCREASE

The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Authorized Share Increase will not affect the rights of the holders of Common Stock, which will be the same before and after the Authorized Share Increase.

Purpose of Increasing the Authorized Shares of Our Common Stock

As indicated above, the Board and the Consenting Stockholders have determined to increase the number of authorized shares of Common Stock to 10,000,000,000 shares. As of the date of this Information Statement, we are authorized to issue 5,000,000,000 shares of Common Stock, of which 3,783,677,219 shares were issued and outstanding. The Board and the Consenting Stockholders have determined to make this increase for the reasons set forth below.

We Need Additional Shares to Provide for Conversions

As of the date of this Information Statement, we had had outstanding (i) $161,339 of convertible debt that was immediately convertible into shares of our Common Stock at the conversion price per share ranging of 2.5% of the market value per share, as defined in the instruments evidencing such debt, (ii) $42,000 of convertible debt that was immediately convertible into shares of our Common Stock at a 40% discount from the average of the bid prices therefor for the 5 trading days prior to conversion, (iii) 1,200,000 shares of our Series B PIK Convertible Preferred Stock (“Series B Shares”), on which dividends may be paid in additional Series B Shares until December 31, 2019, and which will become convertible into shares of our Common Stock on or after December 31, 2017, together with any Series B Shares that may be issued as dividends, at the price per share of $0.000135 ($0.135 per share after the Reverse Stock Split), on December 31, 2017, and (iv) 45,354 shares of our Series C PIK Convertible Preferred Stock (“Series C Shares”), on which dividends may be paid in additional Series C Shares until December 31, 2019, and which are immediately convertible, together with any Series C Shares that may be issued as dividends, at the price per share of 90% of market value, as defined in the certificate of designations relating to the Series C Shares. On the date of this Information Statement, we had 1,216,322,781 shares of Common Stock available for issuance upon conversion of the above described debt and securities. In light of the current price for our Common Stock, which was $0.0001 per share on the date of this Information Statement, we had an insufficient number shares of Common Stock to issue upon conversion of the instruments described above.

The Board intends to reserve 8,397,016,323 shares of Common Stock from the 9,996,216,323 shares that will be authorized and unissued after the Reverse Stock Split and the Authorized Share Increase as a reserve for the conversion of the above described convertible instruments. While the Board believes that these shares will provide a sufficient number of shares of for conversions over the next several months, it also believes that, if the market price for the Common Stock does not improve, they will not be sufficient to provide for the conversion in full of all of these convertible instruments. Accordingly, it is possible that we may need to increase the number of our authorized shares in the future in order to have a sufficient number of shares of Common Stock to provide fully for conversions.

We Need Additional Shares for Awards under Our Restricted Stock Plan

On November 4, 2014, 800,000,000 shares of Common Stock were issued under our Restricted Stock Plan (the (“Plan”) to Oscar Brito, who was then our president and is now our senior vice president. The effect of the reverse merger will be to reduce the number of these shares to 800,000. The Board of Directors intends to ask the Compensation Committee to approve the issuance, from the newly authorized shares, 799,200,000 shares of Common Stock, such that, after such issuance, he will again hold 800,000,000 shares under the Plan. The Board of Directors also intends to ask the Compensation Committee to approve the issuance, from the newly authorized shares, 800,000,000 shares of Common Stock to our president, Carlos Daniel Silva, such that, after such issuance, he will hold 800,000,000 shares under the Plan.

In determining to recommend the making of these awards, the Board decided upon a large number of shares, to vest after December 31, 2019, (i) because of the possibility that the market price for the Common Stock may deteriorate substantially, (ii) because the Board intends to recommend that the maximum value of shares that can vest would have a value of $9,000,000, (iii) because the Board intends to recommend that the Corporation would have to earn profits of $45,000,000 in order for Messrs. to vest shares having a value of $9,000,000 and (iv) the Board believe that the fact that these shares would not vest until after December 31, 2019, will induce Messrs. Silva and Brito to remain employed by the Corporation until at least that time. Most important, the Board believes that it is important to provide incentives to Messrs. Silva and Brito, the former of which is receiving no salary and the latter of which is entitled to receive a salary of $1,500 per month, none of which has been paid.

It it intended to issue 1,599,200,000 shares of Common Stock from the 9,996,216,323 shares that will be authorized and unissued after the Reverse Stock Split and the Authorized Share Increase under the Restricted Stock Plan, as described above.

Effect of the Increase in Our Authorized Common Stock

The amendment to increase our authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the issuance of shares upon conversion of debt instruments, and in particular, the issuance of shares upon conversion at substantially less than the current market price, may have a substantially adverse effect on the market price of our Common Stock. The issuance of shares upon conversion will existing stockholders’ percentage equity ownership.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit issuers and intermediaries such as brokers to satisfy delivery requirements for proxy and information statements with respect to two or more stockholders sharing the same address by delivering a single proxy or information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for issuers and intermediaries. This Information Statement serves as notice that we will and some brokers may household proxy and information materials, delivering a single proxy or information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be Householding materials will continue until you are notified otherwise or until you advise us or any broker that has given a householding notice that you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement. If you currently receive multiple proxy or information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Metrospaces, Inc., Attention: Corporate Secretary, 888 Brickell Key Dr., Unit 1102, Miami, Florida 33131.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Metrospaces, Inc., Attention: Corporate Secretary, 888 Brickell Key Dr., Unit 1102, Miami, Florida 33131.

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

METROSPACES, INC.

By: /s/ Carlos Daniel Silva
       Carlos Daniel Silva
       President

Date: July 3, 2015

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

The Certificate of Amendment will be in the following form, to be completed by the Board of Directors as set forth in the Information Statement.

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
METROSPACES, INC.

METROSPACES, INC., a corporation organized and existing under the General Corporation Law, DOES HEREBY CERTIFY that:

FIRST:    (a) The Board of Directors adopted a resolution setting forth an amendment to the Certificate of Incorporation which effects only a change described in paragraph (a)(1) of section 242 of the General Corporation Law and the Board of Directors and accordingly not adopt a resolution setting forth the amendment proposed declaring its advisability, or either call a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the stockholders. The resolution setting forth the amendment is as follows:

(b) The Board of Directors adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable, recommending its approval to the stockholders and submitting it to said stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article VI of the Certificate of Incorporation, as it has heretofore been amended, be replaced by the following:

The total number of shares of stock which the Corporation shall have authority to issue is 10,010,000,000 of which 10,000,000,000 shares shall be common stock, par value $0.000001 per share, and 10,000,000 shares shall be preferred stock, par value $0.000001 per share.

RESOLVED FURTHER, the following paragraph be added immediately after the second paragraph of Article VI of the Certificate of Incorporation, as it has heretofore been amended:

At 5:00 p.m. local time in Miami, Florida, on [Month and Day], 2015, every one thousand (1,000) issued and outstanding shares of the Corporation’s Common Stock, par value $0.000001 per share (the “Old Common Stock”), shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.00001 per share (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted by virtue of said conversion and reclassification. Any fractional share that would otherwise be issuable as a result of said conversion and reclassification shall be rounded up to the nearest whole share in lieu of any payment for such fractional share.

SECOND: Pursuant to Section 228 of the General Corporation Law, consents in writing adopting the resolution set forth in section FIRST (b) of this Certificate of Amendment were signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents were delivered to the Corporation by delivery to its officer having custody of the book in which proceedings of meetings of stockholders are recorded.

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THIRD: Said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on its behalf by its officer thereunder duly authorized this ___ day of _____ 2015.

METROSPACES, INC.

By:__________________
      [Authorized Officer]
      [Title]

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